[GRAPHIC LOGO OMITTED]

NORTH VALLEY BANCORP REPORTS EARNINGS FOR THE YEAR AND QUARTER ENDING DECEMBER 31, 2000

February 2, 2001 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $540 million in assets, today reported results for the twelve months and three months ending December 31, 2000. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers National Bank ("SRNB").

         The information presented gives effect to the merger with Eureka, California-based SRNB which closed in October 2000, under the pooling-of-interests method of accounting as if the Companies had been combined for all periods presented.

         The Company's core earnings, which represent net income after tax excluding merger costs, other nonrecurring charges and gains on sales, were $5.74 million, or $0.99 per diluted share for the year ended December 31, 2000. This compares to $5.74 million or $0.99 per diluted share for the year ended 1999. Reported net income for the year ended December 31, 2000 was $3.09 million or $0.53 per diluted share. Nonrecurring charges totaled $3.87 million on a pre-tax basis for the year ended December 31, 2000.

         Core earnings for the three months ended December 31, 2000 were $1.44 million or $0.25 per diluted share. This compares to $1.45 million or $0.25 per diluted share for the fourth quarter of 1999. Reported net loss for the three months ended December 31, 2000 was $1.16 million or $0.20 per diluted share and included $3.18 million on a pre-tax basis of nonrecurring merger and other related charges and a loss on sales of securities of $261,000. The loss on sale of securities was incurred to provide the liquidity to fund the divestiture of SRNB's Weaverville branch, which was required as a condition of the merger.

         Net interest income, the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $1.5 million or 6.8% over 1999. Driving this increase in net interest income were increases in average outstanding loans of $29.7 million or 9.5% and increases in total average deposits of $11.3 million or 3.0% over 1999 levels. Deposit growth was negatively impacted by the divestiture of the SRNB Weaverville branch, which included approximately $17 million in deposits. Non-interest income, excluding gains on sales of securities, increased by $894,000 or 16.6% in 2000 compared to 1999. Service charges on deposit accounts also increased over 1999 levels by $1.02 million or 29.3%. The number of checking accounts has increased by 38% since the inception of the "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRNB. The combination of the higher interest rate environment, current asset mix and core deposit growth all contributed to the increase in net interest margin from 5.01% for the year ended 1999, to 5.13% for 2000. In addition to non-recurring and merger-related charges, salary and benefit expenses were higher for the year as the Company prepared internally for a July closing of the Six Rivers transaction, which was delayed by the required divestiture of the aforementioned Weaverville branch. The conversion of SRNB onto NVB's data processing system successfully took place on December 1, 2000.

         Credit quality of the Company strengthened during 2000 as nonperforming loans decreased by 45.5% to $1,289,000, or 0.35% of total loans at December 31, 2000, compared to $2,367,000, or 0.72% of total loans at December 31, 1999. The allowance for loan losses at December 31, 2000 was $4,964,000 or 1.34% of total loans compared to $4,606,000 or 1.40% of total loans at December 31, 1999. The ratio of net charge-offs to average loans outstanding declined to 0.38% at December 31, 2000 from 0.43% for the previous year. "We're extremely pleased at the progress made this year in our credit quality relative to the loan portfolio. We believe that credit quality will be the critical performance factor for 2001 in the banking industry." stated Mike Cushman, President & CEO.

         "Our Company continues to strengthen its market position with the addition of Six Rivers National Bank and the integration of our Positively Free Checking program throughout the five counties we now serve," stated Mr. Cushman. "Our investment in technology will allow us to introduce new and innovative products and services to expand our customer base and increase revenue and franchise value. The combination of new technology and our increased asset size will enable us to achieve efficiency levels previously unattainable. We are continuing to look for opportunities to deploy our capital resources to achieve returns on equity consistent with banks that achieve historically high levels of ROA similar to North Valley Bancorp. This continues to be our key strategic objective."

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

         The acquisition of SRNB was expected to be dilutive to earnings per share for 2000 due to the historically weak earnings stream of SRNB. The Company has already achieved approximately 90% of the projected cost savings, (including all of the reduction in salary expense) originally targeted and we are now focused on earnings enhancements. The first three months of marketing the Positively Free Checking program at SRNB have produced results that are comparable to NVB as a percentage of historical new account openings. During the fourth quarter, the Company eliminated redundancy in all back-office operations, restructured the management of SRNB and established additional loan loss reserves related to SRNB's loan portfolio to reflect management's estimate of losses inherent in the portfolio. "The steps we took during the fourth quarter of 2000 were necessary and will position the Company for significant growth in profitability for 2001 and the years beyond," stated Mr. Cushman.

2001 PERFORMANCE GOALS

         In looking forward to 2001, the Company expects to be able to continue generating internal loan growth and continued deposit growth produced by the Positively Free Checking program, building on its success in 2000. "The markets we serve are economically diverse which provides some insulation in the event of an economic downturn. Our service area in Northern California did not experience a significant level of appreciation in real-estate prices during the past three years and thus we are not anticipating significant risks in a downward cycle, should it occur in other areas of the state. Our credit culture is consistent between both banks and is focused on a high level of credit quality. NVB exceeded all its goals for 2000 and our goal is to position SRNB to produce the same high levels of performance historically achieved by NVB," stated Mr. Cushman.

         The Company is looking for the following performance in 2001:
o    Loan growth in the range of 8% - 12%
o    Deposit growth of 12% - 15%
o    ROA greater than 1.50%
o    ROE greater than 15%
o    Efficiency ratio below 57%
o    Core EPS growth greater than 45%

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers National Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers National Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

CAUTIONARY STATEMENT: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally;
(d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) possible shortages of gas and electricity at utility companies operating in the state of California. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                        or     Edward J. Czajka
President & Chief Executive Officer              Senior Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877            Financial Officer

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

                       NORTH VALLEY BANCORP & SUBSIDIARIES
                              STATEMENTS OF INCOME
            DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS (UNAUDITED)

                                            FOR THE YEAR ENDED       FOR THE QUARTER ENDED
                                                DECEMBER 31,              DECEMBER 31,
                                          -----------------------   -----------------------
                                             2000         1999         2000         1999
                                          ----------   ----------   ----------   ----------
                      INTEREST INCOME
      Loans and leases including fees     $   31,077   $   27,454   $    8,273   $    7,378
                Investment Securities          8,034        7,625        1,879        2,017
                   Federal funds sold            855        1,200          115          345
                                          ----------   ----------   ----------   ----------
                TOTAL INTEREST INCOME         39,966       36,279       10,267        9,740

                     INTEREST EXPENSE
                             Deposits         15,598       13,652        4,120        3,562
                                Other            637          377          132          110
                                          ----------   ----------   ----------   ----------
               TOTAL INTEREST EXPENSE         16,235       14,029        4,252        3,672

                  NET INTEREST INCOME         23,731       22,250        6,015        6,068

  PROVISION FOR LOAN AND LEASE LOSSES          1,670        1,262          350          207
                                          ----------   ----------   ----------   ----------
  NET INTEREST INCOME AFTER PROVISION
            FOR LOAN AND LEASE LOSSES         22,061       20,988        5,665        5,861

                  NONINTEREST INCOME:
  Service charges on deposit accounts          4,493        3,475        1,224        1,001
               Other fees and charges          1,094        1,288          263          486
Gain (loss) on sale of earning assets            452          (32)        (261)         (57)
                                Other            625          637          295         (200)
                                          ----------   ----------   ----------   ----------
             Total noninterest income          6,664        5,368        1,521        1,230
                                          ----------   ----------   ----------   ----------

                 NONINTEREST EXPENSES
       Salaries and employee benefits          9,997        8,638        2,660        2,197
                    Occupancy expense          1,423        1,219          410          319
      Furniture and equipment expense          1,748        1,323          695          329
         Merger & integration expense          3,169          149        2,486          149
                                Other          7,691        6,952        2,349        2,213
                                          ----------   ----------   ----------   ----------
           Total noninterest expenses         24,028       18,281        8,600        5,207
                                          ----------   ----------   ----------   ----------

   INCOME (LOSS) BEFORE PROVISION FOR
                         INCOME TAXES          4,697        8,075       (1,414)       1,884

 PROVISION (BENEFIT) FOR INCOME TAXES          1,609        2,331         (251)         433
                                          ----------   ----------   ----------   ----------

                    NET INCOME (LOSS)     $    3,088   $    5,744   ($   1,163)  $    1,451
                                          ==========   ==========   ==========   ==========

         NET INCOME (LOSS) PER SHARE:
                                Basic          $0.53        $1.00       ($0.20)       $0.25
                                               =====        =====       ======        =====
                              Diluted          $0.53        $0.99       ($0.20)       $0.25
                                               =====        =====       ======        =====

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

                      NORTH VALLEY BANCORP AND SUBSIDIARIES
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                    ASSETS        DECEMBER 31,     DECEMBER 31,
                                                      2000             1999
                                                  ------------     ------------
                   Cash and due from banks        $     27,428     $     22,625
                        Federal funds sold               1,300           14,600
 Cash held in other financial institutions               1,706            8,125

                               Securities:
         Available for sale, at fair value              80,264           91,362
       Held to maturity, at amortized cost              25,826           29,616
                       Loans held for sale                  --              872
         Loans and leases net of allowance
    for loan and lease losses and deferred             364,659          324,952
                                 loan fees
Premises and equipment, net of accumulated
             depreciation and amortization               9,623            9,497
                   Other real estate owned                 341              699
               Accrued interest receivable               3,738            3,386
Goodwill and core deposit intangibles, net               3,451            4,422
                              Other assets              21,693           10,917
                                                  ------------     ------------

                              TOTAL ASSETS        $    540,029     $    521,073
                                                  ============     ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

                              LIABILITIES:
                                 Deposits:
       Noninterest-bearing demand deposits        $     67,863     $     71,641
                 Interest-bearing deposits             392,428          381,056
                                                  ------------     ------------
                            Total deposits             460,291          452,697
  Fed funds purchased and other borrowings              17,001           10,565
    Accrued interest and other liabilities               8,072            5,970
                                                  ------------     ------------
                         Total liabilities             485,364          469,232
                                                  ------------     ------------

                     STOCKHOLDERS' EQUITY:
 Preferred stock, no par value: authorized
        5,000,000 shares: none outstanding
   Common stock, no par value:  authorized
  20,000,000 shares, outstanding 5,805,416
        and 5,780,997 at December 31, 2000
                     and December 31, 1999              30,109           29,948
                         Retained Earnings              24,789           23,335
     Accumulated other comprehensive loss,
                                net of tax                (233)          (1,442)
                                                  ------------     ------------
                Total stockholders' equity              54,665           51,841
                                                  ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $    540,029     $    521,073
                                                  ============     ============

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

                      NORTH VALLEY BANCORP AND SUBSIDIARIES
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                         FINANCIAL RATIOS:
                                                       FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                    -------------------------
                                                       2000           1999
                                                    ----------     ----------

       Return on average assets (Reported)                0.58%          1.13%
           Return on average assets (Core)                1.08%          1.13%
       Return on average equity (Reported)                5.82%         11.35%
           Return on average equity (Core)               10.83%         11.35%
               Efficiency ratio (Reported)               79.05%         66.19%
                   Efficiency ratio (Core)               67.98%         65.65%
                       Net interest margin                5.13%          5.01%
          Average equity to average assets               10.00%          9.96%


                 Balance beginning of year          $    4,606     $    4,704
                 Provision for loan losses               1,670          1,262
                           Net charge offs               1,312          1,360
                                                    ----------     ----------

                     Balance end of period          $    4,964     $    4,606
                                                    ==========     ==========


                    NON-PERFORMING ASSETS:
                                                 AT DECEMBER 31, AT DECEMBER 31,
                                                       2000           1999
                                                    ----------     ----------

                    Total nonaccrual loans          $      781     $    2,144
 Loans 90 days past due and still accruing                 508            223
                                                    ----------     ----------

                 Total nonperforming loans          $    1,289     $    2,367
                   Other real estate owned                 341            699

                Total nonperforming assets          $    1,630     $    3,066
                                                    ==========     ==========

     Nonaccrual loans to total gross loans                0.21%          0.65%
  Nonperforming loans to total gross loans                0.35%          0.72%
Total nonperforming assets to total assets                0.30%          0.59%

              Allowance for loan losses to
                       nonperforming loans              385.10%        194.59%
        Allowance for loan losses to total
                               gross loans                1.34%          1.40%
              Allowance for loan losses to
                      nonperforming assets              304.54%        150.23%
               Ratio of net charge-offs to
                 average loans outstanding                0.38%          0.43%


                         Total Gross Loans             369,623        329,558
                              Total Assets             540,029        521,073
                 Average Loans Outstanding             342,831        313,169
                            Average Assets             530,806        508,105
                            Average Equity              53,060         50,592


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